EXHIBIT 99(i)


                        CONSENT OF ALAN E. GOLDBERG

               The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Smurfit-Stone Container Corporation upon consummation of the merger of JSC Acquisition Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, with and into Stone Container Corporation.


Signature: /s/ Alan E. Goldberg
           ------------------------
           Alan E. Goldberg

Date: October 8, 1998